UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2026

Hoyne Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42990 (Commission File Number)	39-2556785 (I.R.S. Employer Identification No.)

810 S. Oak Park Avenue Oak Park, Illinois (Address of Principal Executive Offices)	60304 (Zip Code)

(708) 434-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HYNE	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders (the “Annual Meeting”) of Hoyne Bancorp, Inc. (the “Company”) was held on May 28, 2026. A total of 6,029,439 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting. This represented 74.47% of the Company’s shares of common stock that were outstanding and entitled to vote at the Annual Meeting. Two proposals were presented to the Company’s stockholders at the Annual Meeting, which are described in detail in the Company’s 2026 Proxy Statement. The final results of the stockholder vote on each of the proposals presented at the meeting are as follows:

PROPOSAL 1: Election of Directors. The election of three (3) director nominees to each serve for a term of three years expiring at the Company’s 2029 Annual Meeting, or until their successors are duly elected and qualified:

Name of Director Nominee	FOR	WITHHELD	BROKER NON-VOTES
David M. Opas	3,854,863	425,958	1,748,618
Janet H. Winningham	3,915,209	365,612	1,748,618
Anthony M. Vaccarello	3,852,193	428,628	1,748,618

PROPOSAL 2: Ratify Appointment of Wipfli LLP. The ratification of the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,574,944	180,467	274,028	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoyne Bancorp, Inc.

Date: June 3, 2026	By:	/s/ Walter F. Healy
	Name:	Walter F. Healy
	Title:	President and Chief Executive Officer

3